    As filed with the Securities and Exchange Commission on April 26, 2000
                                                   Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933

                            ROPER INDUSTRIES, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)

         Delaware                                          51-0263969
         --------                                          ----------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                              160 Ben Burton Road
                             Bogart, Georgia 30622
                             ---------------------
                   (Address of principal executive offices)

              Roper Industries, Inc. Employee Stock Purchase Plan
              ---------------------------------------------------
                           (Full Title of the Plan)

                               Martin S. Headley
                  Vice President and Chief Financial Officer
                            Roper Industries, Inc.
                              160 Ben Burton Road
                             Bogart, Georgia 30622
                                (706) 369-7170
                (Name, address and telephone number, including
                  area code, of agent for service of process)
                          __________________________

                             Copies Requested to:
                           Gabriel Dumitrescu, Esq.
                    Powell, Goldstein, Frazer & Murphy LLP
                                Sixteenth Floor
                          191 Peachtree Street, N.E.
                            Atlanta, Georgia  30303

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Securities to       Amount to be         Proposed Maximum        Proposed Maximum           Amount of
 be Registered(1)             Registered         Offering Price Per      Aggregate Offering       Registration Fee
                                                      Share(2)                Price(2)
--------------------------------------------------------------------------------------------------------------------
Shares of Common                      500,000           $30.41              $15,205,000                $4,015
Stock

Preferred Stock                       500,000
Purchase Rights (3)
====================================================================================================================

(1) Represents shares of the Registrant's Common Stock, $.01 par value per share (the "Common Stock") that may be issued and sold by the Registrant in connection with its Employee Stock Purchase Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions pursuant to the terms of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1993, as amended, and based upon the average of the high and low sales price of the Common Stock on the New York Stock Exchange on April 25, 2000.

(3) The Preferred Stock Purchase Rights will be attached to the shares of Common Stock being registered and will be issued for no additional consideration; therefore, no additional registration fee is required.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
             ----------------------------------------------------


     The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------  ---------------------------------------

     The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Roper Industries, Inc. (the "Company") and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999 (File No. 1-12273);

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2000 (File No. 1-12273);

     (c) the Company's definitive Proxy Statement, dated February 4, 2000, as filed with the Securities and Exchange Commission in connection with the Company's 2000 Annual Meeting of Shareholders (File No. 1-2273);

     (d) the description of the Common Stock, $.01 par value ("Common Stock") of the Company which is contained in the Company's Registration Statement on Form 8-A (File No. 1-12273); and

     (e) the description of the Preferred Stock Purchase Rights with respect to the Common Stock, $.01 par value, of the Company which is contained in the Company's Registration Statement on Form 8-A dated October 4, 1996 (File No. 1-12273).

Item. 6.  Indemnification of Directors and Officers.
--------  -----------------------------------------

     The Company's Amended and Restated Certificate of Incorporation contains provisions which eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under
Section 174 of the Delaware General Corporation Law ("DGCL") or any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL generally provides for indemnification by the Company of its directors and officers, and the Company's By-Laws contain provisions requiring the indemnification of the Company's directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary.

     The Company has also agreed to indemnify each director and certain officers pursuant to Indemnification Agreements from and against any and all expenses, losses, claims, damages and liabilities incurred by such director for or as a result of actions taken or not taken while such director or officer was acting in his or her capacity as a director, officer, employee or agent of the Company. In addition, the Company maintains directors' and officers' liability insurance which insures the Company against indemnification payments made to directors and officers of the Company.

Item 8.  Exhibits.
-------  --------

     The following exhibits are filed with or incorporated by reference into this Registration Statement.

     Exhibit
     Number    Description of Exhibit
     ------    ----------------------

      4.1 Amended and Restated Certificate of Incorporation including Form of Certificate of Designation, Preferences and Rights of Series A Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed January 21, 1998).

      4.2 By-Laws Amended and Restated as of February 22, 2000. (Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 filed April 26, 2000 (File No. 333-35648)).

      5 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

      23.1     Consent of KPMG LLP.

      23.2     Consent of Arthur Andersen LLP.

      23.3     Consent of counsel (included in Exhibit 5).

      24       Power of Attorney (see signature pages to this Registration
               Statement).

      99 Roper Industries, Inc. Employee Stock Purchase Plan (Incorporated by reference to Annex B of the Registrant's definitive Proxy Statement, dated February 4, 2000).
_____________________________


Item 9.  Undertakings.
-------  ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bogart, State of Georgia, on this the 26 day of April, 2000.

                                 ROPER INDUSTRIES, INC.


                                 By:  /s/ Derrick N. Key
                                    ------------------------------------------
                                    Derrick N. Key
                                    Chairman of the Board, President and Chief
                                    Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derrick N. Key as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                  Title                                     Date
             ---------                                  -----                                     ----
                                             Chairman of the Board,
                                             President and Chief Executive                    April 26, 2000
/s/ Derrick N. Key                           Officer
------------------------------------
Derrick N. Key                               Director


/s/ Martin S. Headley                        Vice President and Chief                         April 26, 2000
------------------------------------
Martin S. Headley                            Financial Officer


/s/ Kevin G. McHugh                          Controller                                       April 26, 2000
------------------------------------
Kevin G. McHugh

/s/ W. Lawrence Banks                        Director                                         April 26, 2000
------------------------------------
W. Lawrence Banks


/s/ Luitpold von Braun                       Director                                         April 26, 2000
------------------------------------
Luitpold von Braun


/s/ Donald G. Calder                         Director                                         April 26, 2000
------------------------------------
Donald G. Calder


/s/ John F. Fort, III                        Director                                         April 26, 2000
------------------------------------
John F. Fort, III


/s/ Wilbur J. Prezzano                       Director                                         April 26, 2000
------------------------------------
Wilbur J. Prezzano



       Signature                                      Title                                        Date
       ---------                                      -----                                        ----

/s/ Georg Graf Schall-Riaucour               Director                                         April 26, 2000
------------------------------------
Georg Graf Schall-Riaucour

/s/ Eriberto R. Scocimara                    Director                                         April 26, 2000
------------------------------------
Eriberto R. Scocimara

/s/ Christopher Wright                       Director                                         April 26, 2000
------------------------------------
Christopher Wright

                                 Exhibit Index
                                 -------------



Exhibit No.                  Description of Exhibit
-----------                  ----------------------
4.1                          Amended and Restated Certificate of Incorporation including Form of Certificate of
                             Designation, Preferences and Rights of Series A Preferred Stock (Incorporated by
                             reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed
                             January 21, 1998).

4.2                          By-Laws Amended and Restated as of February 22, 2000 (Incorporated by reference to
                             Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 filed April 26,
                             2000 (File No. 333-35648)).

5                            Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1                         Consent of KPMG LLP.

23.2                         Consent of Arthur Andersen LLP.

23.3                         Consent of counsel (included in Exhibit 5).

24                           Power of Attorney (see signature pages to this Registration Statement).

99                           Roper Industries, Inc. Employee Stock Purchase Plan (Incorporated by reference to
                             Annex B of the Registrant's definitive Proxy Statement, dated February 4, 2000).